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                                 EXHIBIT 10.11

              SECOND AMENDMENT TO REVISED AND RESTATED MANAGEMENT
                           AGREEMENT BY AND BETWEEN
                      THE NEWSTAR GROUP AND CHEROKEE INC.

     This Second Amendment to Revised and Restated Management Agreement (the "Second Amendment") is entered into in Van Nuys, California, on July 21, 1997, by and between The Newstar Group, a California corporation d/b/a The Wilstar Group ("Wilstar"), and Cherokee Inc., a Delaware corporation ("Company"), with reference to the following facts:

     A. Wilstar and Company entered into that certain Revised and Restated Management Agreement, dated as of May 4, 1995, as heretofore amended (the "Agreement").

     B. Wilstar and Company desire to amend further the Agreement pursuant to Section 13.4 thereof.

     Now, therefore, the parties agree as follows:

     1.      Effective for services rendered on and after June 1, 1997, Sections
1.1 and 1.2 of the Agreement are hereby amended in their entirety to read as follows:

             1.1      Initial Term. Except as provided in Sections 1.2 and 9
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             below,the term of this Agreement shall terminate on May 31, 2000.

             1.2      Extended Term. In the event the Company's consolidated
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             "pre-tax earnings" computed in accordance with generally accepted accounting principles ("GAAP") (the "Pre-Tax Earnings"), as set forth in the Company's audited financial statements for any of the Company's fiscal years during the term hereof (the "Financial Statements") commencing with the fiscal year ending May 31, 1998, are no less than 80% of the Pre-Tax Earnings contained in the budget submitted to and approved by the Board of Directors and by Margolis for such fiscal year (the "Budgeted Earnings"), and for all fiscal years ending after May 31, 1998 are also no less than the Pre-Tax Earnings for the immediately preceding fiscal year, the termination date of this Agreement will automatically be extended an additional year. For the purposes hereof, "Term" shall refer to the Initial Term and the Extended Term, if applicable.

     2.      Effective for services rendered on and after June 1, 1997, Section
3.1 of the Agreement is hereby amended in its entirety to read as follows:

             3.1      Base Compensation. As its base compensation for services
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     rendered hereunder for the fiscal year of Company ending on May 31, 1998 and for each subsequent fiscal year of Company during the term hereof, Wilstar shall receive five hundred fifty thousand dollars ($550,000) per annum from Company (the "Base Compensation"). Wilstar shall be paid its Base Compensation in monthly installments, in arrears, on the last business day of the month. Base Compensation will be subject to increase (and not decrease) for each fiscal year of Company during the term hereof (the "New Year") after the fiscal year ending May 31, 1998, as hereinafter provided. If the "Index" (as defined below) for the month of May immediately preceding the beginning of the applicable New Year is higher than the Index for the preceding month of May twelve months earlier, the Base Compensation for such New Year will be increased by a percentage equal to the percentage increase in the Index for such two consecutive months of May.
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     The term "Index" means the Consumer Price Index for All Urban Consumers,
     Los Angeles-Anaheim-Riverside CMSA, All Items (1982-1984=100) compiled by the United States Department of Labor, Bureau of Labor Statistics.

     3. Effective as of June 1, 1997, Section 3.2 is hereby amended in its entirety to read as follows:


        3.2      Performance Bonus. For services rendered in each fiscal
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     year of Company during the term hereof beginning on or after June 1, 1997,
     Wilstar shall be entitled to an annual performance bonus (the "Performance Bonus") as described in this Section 3.2. Wilstar shall receive a Performance Bonus equal to ten percent (10%) of the Earnings Before Interest, Taxes, Depreciation and Amortization of Company for each such fiscal year ("EBITDA") in excess of a threshold amount of two million five hundred thousand dollars ($2,500,000) up to ten million dollars ($10,000,000), and fifteen percent (15%) of EBITDA in excess of ten million dollars ($10,000,000). The Performance Bonus shall be paid in full no later than five (5) business days after the issuance of the Financial Statements for such fiscal year or if no audited Financial Statements are issued, no later than ninety (90) days after the end of such fiscal year. For purposes of this Agreement, EBITDA shall be determined in accordance with generally accepted accounting principles and shall be reduced by all accrued compensation expenses attributable to any compensation paid or payable to Wilstar hereunder, including but not limited to the Performance Bonus, Base Compensation and any other compensation under this Agreement. Anything set forth herein to the contrary notwithstanding, no Performance Bonus will be paid to Wilstar hereunder unless and until the Compensation Committee of the Board of Directors of Company has certified in writing that the foregoing performance goals have been satisfied and such Performance Bonus has been earned and is payable in accordance with this Section 3.2.

     4. Except as amended above by this Second Amendment, the Agreement shall continue in full force and effect, without any changes.

     IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed and delivered at the place and on the first date hereinabove written.

CHEROKEE INC.


By: /s/Carol Gratzke
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   Carol Gratzke
   Chief Financial Officer

THE NEWSTAR GROUP


By: /s/Robert Margolis
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   Robert Margolis
   President